CERTIFICATE OF FORMATION

OF

e-Tenants.com LLC

This Certificate of Formation of e-Tenants.com LLC (the “Limited Liability Company”) has been duly executed and is being filed by the undersigned authorized person to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. § 18-101, et seq.).

FIRST:	The name of the limited liability company is: e-Tenants.com LLC

SECOND:	Its registered office in the State of Delaware is to be located at 1201 Market Street, Suite 1600 in the City of Wilmington, County of New Castle, 19801, and its registered agent at such address is PHS Corporate Services, Inc.

IN WITNESS WHEREOF, the undersigned, being the individual forming the Company, has executed, signed and acknowldeged this Certificate of Formation this 4th day of April 2000.

/s/ Jacqueline Y. Eastridge

Jacqueline Y. Eastridge
Authorized Person

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 01:25 PM 04/04/2000 001170819 – 3206338

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 12:20 PM 01/22/2002 020040852– 3206338

CERTIFICATE OF AMENDMENT
TO CERTIFICATE OF FORMATION

OF

e-Tenants.com LLC

It is hereby certified that:

1.   The name of the limited liability company (hereinafter called the “limited liability company”) is e-Tenants.com LLC.

2.   The certificate of formation of the limited liability company is hereby amended by striking out Article First thereof and by substituting in lieu of said Article First the following new Article:

First:   The name of the limited liability company is e-Tenants LLC

e-Tenants.com LLC

By:	/s/ Brad A. Molotsky

Name :	Brad A. Molotsky
Title:	Secretary

Executed on January 15, 2002.